CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our auditors' report on the statements of assets and liabilities of the StockJungle.com Community Intelligence Fund, the StockJungle.com Pure Play Internet Fund, and the StockJungle.com Market Leaders Fund of the StockJungle.com Trust dated October 20, 1999 and to all references to our Firm included in or made a part of this Form N-14 filing.


/s/ Arthur Andersen LLP

Cincinnati, Ohio,
August 4, 2000